FIRST AMENDMENT TO THE PURCHASE AND SALE AGREEMENT

This First Amendment (this "Amendment") to the Purchase and Sale Agreement between Deep Green Waste & Recycling, LLC ("Seller") and AEC Yield Capital, LLC ("Purchaser") dated as of December 16, 2016 (the "Agreement") is made between Seller and Purchaser, collectively, the parties.

WHEREAS, the Seller and Purchaser entered into the Agreement as recited above and the parties wish to confirm that the Seller is bound by the Agreement as amended, including with regard to the current Amendment;

WHEREAS, Seller wishes to assign and sell certain customer accounts receivable to Purchaser and Purchaser is willing, subject to the terms of the Agreement as amended, to consider the purchase of such accounts receivable;

WHEREAS, the parties have agreed to amend the Agreement as set forth in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined shall have the meaning given such terms in the Agreement.

2. Amendments.

2.1 Section 2 shall be amended as follows:

The final sentence of thereof shall be deleted and replaced with the following:

""Minimum Monthly Commission" is the aggregate dollar amount of the factoring discount which the Purchaser would have earned if the Purchaser had Purchased Accounts with an aggregate Face Amount of $575,000 during any one (1) calendar month period such that a Factoring Commission of 3.87% will be applied to the difference between the actual factored amount of Purchased Accounts in the given month and the minimum volume of $575,000 per month hereunder."

2.2 Section 3 shall be amended as follows:

The final sentence of thereof shall be deleted and replaced with the following:

"Notwithstanding anything to the contrary contained in this Agreement, the maximum outstanding balance of Seller to AEC shall be Five Hundred Seventy-five Thousand ($575,000) Dollars (the "Maximum Advance").

2.3 Section 5 shall be amended as follows:

The following paragraph shall be inserted after sub-section (ff) and before the final paragraph of the section:

"(gg) No invoice will be submitted, and if submitted, such invoice shall be deemed ineligible, that represents an invoice due greater than 29 days from the date of issuance. Further, in the event that invoices are issued by Seller and presented to Purchaser for purchase hereunder, which purport to be, or are, for services to be rendered in the month following the date of issuance of such invoice, then, in order to be considered eligible (although such invoices shall only be purchased at the discretion of Purchaser), such invoices must be issued only with respect to, or pursuant to, contracts with such customers whereby such customer is bound to give no less than 30-days' advance written notice of termination or cancellation of such contract. For the avoidance of doubt, any invoice issued prior the month in which such invoice is due, pursuant to a contract under which notice of cancellation by such customer may be effectively given in a period of less than 30 days from such requested termination date, shall be deemed ineligible."

3. Seller shall pay to Purchaser, upon execution hereof, an Origination Fee of 2.5% of the increased amount under Section 2 of the Agreement, or $3,750 and legal fees of $1,750 plus any additional filing fees incurred by Purchaser.

4. Miscellaneous Provisions.

(a) Except as modified herein, all of the terms and conditions of the Agreement shall remain in effect in accordance with their original terms.

(b) This Amendment shall be binding upon and inure to the benefit of parties of the Agreement and their respective successors and assigns.

(c) This Amendment, and the rights and obligations of the parties hereunder shall be governed by the laws of the state of New York.

(d) This Amendment contains the entire agreement among the parties with respect to the subject matter hereof, and supersedes all negotiations, presentations, warranties, commitments and offers prior to the date hereof relating to the subject matter hereof. This Amendment may be amended, modified, waived or terminated only by a writing signed by the party to be charged.

(e) All representations and warranties made or given under the Agreement are deemed repeated and affirmed herein.

5. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

6. JURY WAIVER. THE PARTIES HERETO HEREBY MUTUALLY WAIVE TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONNECTED WITH THIS AGREEMENT.

Accepted:

DEEP GREEN WASTE & RECYCLING, LLC	**AEC YIELD CAPITAL, LLC**
By: ______________________	By:
Name: Billy Ray Edmonds, Jr.	Name: Richard Rudy
Title: President	Title: Manager
This 26th day of January, 2017	This 26th day of January, 2017